Exhibit 10.3

UNCONDITIONAL GUARANTY
(GELTECH INC.)

For and in consideration of the loan by AvidBank Corporate Finance, a division of AvidBank (“Lender”) to LightPath Technologies, Inc., a Delaware corporation (“Borrower”), which loan is made pursuant to a Loan and Security Agreement between Borrower and Lender dated as of September 30, 2013, as amended from time to time (the “Loan Agreement”), and acknowledging that Lender would not enter into the Loan Agreement without the benefit of this Guaranty, the undersigned guarantor (“Guarantor”) hereby unconditionally and irrevocably guarantees the prompt and complete payment of all amounts that Borrower owes to Lender and performance by Borrower of the Loan Agreement and any other agreements between Borrower and Lender, as amended from time to time (collectively referred to as the “Agreements”), in strict accordance with their respective terms. All terms used without definition in this Guaranty shall have the meaning assigned to them in the Loan Agreement.

1.          If Borrower does not pay any amount or perform its obligations in strict accordance with the Agreements, Guarantor shall immediately pay all amounts due thereunder (including, without limitation, all principal, interest, and fees) and otherwise to proceed to complete the same and satisfy all of Borrower’s obligations under the Agreements.

2.          If there is more than one guarantor, the obligations hereunder are joint and several, and whether or not there is more than one guarantor, the obligations hereunder are independent of the obligations of Borrower and any other person or entity, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Borrower or whether Borrower be joined in any such action or actions. Guarantor waives the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof, to the extent permitted by law. Guarantor’s liability under this Guaranty is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of the Agreements.

3.          Guarantor authorizes Lender, without notice or demand and without affecting its liability hereunder, from time to time to (a) renew, extend, or otherwise change the terms of the Agreements or any part thereof; (b) take and hold security for the payment of this Guaranty or the Agreements, and exchange, enforce, waive and release any such security; and (c) apply such security and direct the order or manner of sale thereof as Lender in its sole discretion may determine.

4.          Guarantor waives, to the extent permitted by applicable law, any right to require Lender to (a) proceed against Borrower, any guarantor or any other person; (b) proceed against or exhaust any security held from Borrower; or (c) pursue any other remedy in Lender’s power whatsoever. Lender may, at its election, exercise or decline or fail to exercise any right or remedy it may have against Borrower or any security held by Lender, including without limitation the right to foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of Guarantor hereunder. Guarantor waives, to the extent permitted by applicable law, any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower. Guarantor waives, to the extent permitted by applicable law, any setoff, defense or counterclaim that Borrower may have against Lender. Guarantor waives, to the extent permitted by applicable law, any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against Borrower. Until all of the amounts that Borrower owes to Lender have been paid in full, Guarantor shall have no right of subrogation or reimbursement, contribution or other rights against Borrower, and Guarantor waives, to the extent permitted by applicable law, any right to enforce any remedy that Lender now has or may hereafter have against Borrower. Guarantor waives, to the extent permitted by applicable law, all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional indebtedness. Guarantor assumes the responsibility for being and keeping itself informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of nonpayment of any indebtedness or nonperformance of any obligation of Borrower, warrants to Lender that it will keep so informed, and agrees that absent a request for particular information by Guarantor, Lender shall not have any duty to advise Guarantor of information known to Lender regarding such condition or any such circumstances. Guarantor waives, to the extent permitted by applicable law, the benefits of California Civil Code sections 2809, 2810, 2819, 2845, 2847, 2848, 2849, 2850, 2899 and 3433.

5.          Guarantor acknowledges that, to the extent Guarantor has or may have certain rights of subrogation or reimbursement against Borrower for claims arising out of this Guaranty, those rights may be impaired or destroyed if Lender elects to proceed against any real property security of Borrower by non-judicial foreclosure. That impairment or destruction could, under certain judicial cases and based on equitable principles of estoppel, give rise to a defense by Guarantor against its obligations under this Guaranty. Guarantor waives, to the extent permitted by law, that defense and any others arising from Lender’s election to pursue non-judicial foreclosure. Without limiting the generality of the foregoing, Guarantor waives, to the extent permitted by law, any and all benefits and defenses under California Code of Civil Procedure Sections 580a, 580b, 580d and 726, to the extent they are applicable.

6.          If Borrower becomes insolvent or is adjudicated bankrupt or files a petition for reorganization, arrangement, composition or similar relief under any present or future provision of the United States Bankruptcy Code, or if such a petition is filed against Borrower, and in any such proceeding some or all of any indebtedness or obligations under the Agreements are terminated or rejected or any obligation of Borrower is modified or abrogated, or if Borrower’s obligations are otherwise avoided for any reason, Guarantor agrees that Guarantor’s liability hereunder shall not thereby be affected or modified and such liability shall continue in full force and effect as if no such action or proceeding had occurred. This Guaranty shall continue to be effective or be reinstated, as the case may be, if any payment must be returned by Lender upon the insolvency, bankruptcy or reorganization of Borrower, Guarantor, any other guarantor, or otherwise, as though such payment had not been made.

7.          Any indebtedness of Borrower now or hereafter held by Guarantor is hereby subordinated to any indebtedness of Borrower to Lender; and such indebtedness of Borrower to Guarantor shall be collected, enforced and received by Guarantor as trustee for Lender and be paid over to Lender on account of the indebtedness of Borrower to Lender but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

8.          Guarantor agrees to pay reasonable attorneys’ fees and all other costs and expenses which may be incurred by Lender in the enforcement of this Guaranty. No terms or provisions of this Guaranty may be changed, waived, revoked or amended without Lender’s prior written consent. Should any provision of this Guaranty be determined by a court of competent jurisdiction to be unenforceable, all of the other provisions shall remain effective. This Guaranty, together with any agreements (including without limitation any security agreements or any pledge agreements) executed in connection with this Guaranty, embodies the entire agreement among the parties hereto with respect to the matters set forth herein, and supersedes all prior agreements among the parties with respect to the matters set forth herein. No course of prior dealing among the parties, no usage of trade, and no parol or extrinsic evidence of any nature shall be used to supplement, modify or vary any of the terms hereof. There are no conditions to the full effectiveness of this Guaranty. Lender may assign this Guaranty without in any way affecting Guarantor’s liability under it. This Guaranty shall inure to the benefit of Lender and its successors and assigns. This Guaranty is in addition to the guaranties of any other guarantors and any and all other guaranties of Borrower’s indebtedness or liabilities to Lender.

9.           Guarantor represents and warrants to Lender that (i) Guarantor has taken all necessary and appropriate action to authorize the execution, delivery and performance of this Guaranty, (ii) execution, delivery and performance of this Guaranty do not conflict with or result in a breach of or constitute a default under Guarantor’s organizational documents or agreements to which it is party or by which it is bound, and (iii) this Guaranty constitutes a valid and binding obligation, enforceable against Guarantor in accordance with its terms.

10.         Guarantor covenants and agrees that Guarantor shall do all of the following: (i) Guarantor shall maintain its corporate existence, remain in good standing in its jurisdiction(s) of principal place of business and formation, and continue to qualify in each jurisdiction in which the failure to so qualify could have a material adverse effect on the financial condition, operations or business of Guarantor. Guarantor shall maintain in force all licenses, approvals and agreements, the loss of which could have a material adverse effect on its financial condition, operations or business; (ii) comply with all statutes, laws, ordinances, directives, orders, and government rules and regulations to which it is subject if non-compliance with such laws could materially adversely affect the financial condition, operations or business of Guarantor; (iii) at any time and from time to time Guarantor shall execute and deliver such further instruments and take such further action as may reasonably be requested by Lender to affect the purposes of this Guaranty. Guarantor further covenants and agrees that Guarantor shall not do any of the following: (a) create, incur, assume or be or remain liable with respect to any Indebtedness other than Permitted Indebtedness; (b) create, incur, assume or suffer to exist any Lien with respect to any of its property other than Permitted Liens; or (c) dispose of any interest in the Collateral except as permitted by the Agreements.

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11.          This Guaranty shall be governed by the laws of the State of California, without regard to conflicts of laws principles. GUARANTOR WAIVES ANY RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. Guarantor submits to the jurisdiction of the state and federal courts located in Santa Clara County, California for purposes of this Guaranty and the Agreements. If the jury waiver set forth in this Section is not enforceable, then any dispute, controversy or claim arising out of or relating to this Guaranty or any of the transactions contemplated herein shall be settled by judicial reference under Code of Civil Procedure Section 638 et seq., before a referee sitting without a jury, such referee to be mutually acceptable or, if none, then selected by the Presiding Judge of the California Superior Court for Santa Clara County.

12.          All payments made by Guarantor hereunder will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any governmental authority or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed on or measured by the net income or profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as “Taxes”). If any Taxes are so levied or imposed, Guarantor agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Guaranty, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein and in the Loan Documents

13.          To secure performance of this Guaranty and all amounts payable hereunder, Guarantor grants Lender a security interest and a charge in all of its personal property (“Collateral”), now existing or hereafter arising, including without limitation: all accounts, chattel paper, commercial tort claims, deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods, fixtures, instruments, inventory, investment property (including securities and securities entitlements), letter of credit rights, money, and all of Guarantor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records, and any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time. Guarantor authorizes Lender to execute such documents and to take such actions as Lender deems appropriate to perfect the security interest granted hereunder.

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In Witness Whereof, the undersigned Guarantor has executed this Guaranty as of September 30, 2013.

GELTECH INC.

By:	/s/ J. James Gaynor
Name:	J. James Gaynor
Title:	President & CEO

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ATTACHMENT 3

RESOLUTIONS

GELTECH, INC.

UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS

________________________________

The undersigned, constituting all of the members of the board of directors (the “Board”) of GELTECH, INC., a Delaware corporation (the “Company”), hereby consent to, authorize, adopt, approve and agree to the following actions, matters and resolutions by this written consent (the “Consent”) in lieu of holding a meeting of the Board. This Consent is provided pursuant to Section 141(f) of the General Corporation Law of the State of Delaware with the same force and effect as if the actions, matters and resolutions stated herein had been duly adopted at a special meeting of the Board of the Company duly called and held for such purpose. The undersigned do hereby direct the Secretary of the Company to file this Consent in the minute books of the Company. All capital terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Documents (as defined below).

RECITALS

          A.          LightPath Technologies, Inc., a Delaware corporation (“LightPath”) is the legal and beneficial owner of one hundred percent (100%) of all of the issued and outstanding common stock of the Company.

          B.          LightPath desires to borrow from AvidBank Finance, a division of AvidBank (“Bank”) Revolving Advances in a sum not to exceed One Million and 00/100 Dollars ($1,000,000) on a revolving credit basis (the “Revolving Line”) and Equipment Advances, each in a minimum amount of One Hundred Thousand and 00/100 Dollars ($100,000), and in an aggregate amount not to exceed One Million and 00/100 Dollars ($1,000,000) (the “Equipment Advances”, and collectively with the Revolving Line, the “Loan”), secured by assignments to Bank of collateral (the “Collateral”) described in that certain Loan and Security Agreement by and between LightPath and Bank (the “Loan Agreement”) attached hereto as Exhibit A.

          C.          In connection with the Loan Agreement, the Board has been presented with and have reviewed an Unconditional Guaranty attached hereto as Exhibit B (the “Guaranty”) to be executed by the Company, the Loan Agreement and certain other agreements and instruments ancillary thereto, including that certain Unconditional Guaranty (the “Guaranty”) by the Company (collectively with the Loan Agreement and Guaranty, the “Loan Documents”).

          D.          The Company has deemed it be advisable and in the best interest of the Company to guaranty amounts borrowed by LightPath from time to time from Bank, to grant certain security interests pursuant to the Loan Documents, and to consummate such other transactions contemplated by the Loan Documents in accordance with the terms thereof.

AUTHORIZATION

BE IT RESOLVED, that the Board hereby approves and authorizes the Guaranty and further do hereby approve and authorize the execution and delivery of the Guaranty and the performance by the Company of each of its obligations thereunder; and

FURTHER RESOLVED, that J. James Gaynor, as Chief Executive Officer (the “Authorized Officer”) is hereby authorized and empowered, in the name and on behalf of the Company, to execute the Guaranty, and any other agreement entered into between the Company and Bank in connection therewith, all as amended or extended from time to time (collectively the “Secured Guaranty Documents”), and also to execute and deliver to Bank one or more affirmations, renewals, extensions, modifications, refinancings, consolidations, or substitutions for the Secured Guaranty Documents, or any portion thereof; and

FURTHER RESOLVED, that the Authorized Officer is hereby authorized and empowered, in the name and on behalf of the Company to guaranty amounts borrowed from time to time from Bank by LightPath, including without limitation pursuant to the Loan Agreement and to grant a security interest to Bank in the Collateral described in the Guaranty; and

FURTHER RESOLVED, that the Authorized Officer is hereby authorized and empowered, in the case of lines of credit, in the name and on behalf of the Company to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of this Consent; and

FURTHER RESOLVED, that any and all acts authorized pursuant to this Consent and performed prior to the passage of this Consent are hereby ratified and approved, that this Consent shall remain in full force and effect and Bank may rely on this Consent until written notice of its revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of the Company’s agreements or commitments in effect at the time notice is given.

The undersigned consent to the adoption of the above resolutions and direct that this Action by Written Consent be placed in the minute book of the Company to have the same force and effect as if such resolutions were adopted at a meeting at which each of the undersigned was personally present. This Action by Written Consent may be executed in any number of counterparts, each of which will be considered to be all original but all of which together shall constitute one and the same instrument.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned being all the members of the Board of Directors of LightPath Technologies, Inc. have executed this Action by Written Consent of the Board of Directors Without Meeting effective as of the Effective Date.

/s/ Robert Ripp
Robert Ripp
Date: September 26, 2013

/s/ Gary Silverman
Gary Silverman
Date: September 27, 2013

/s/ Louis Leeburg
Louis Leeburg
Date: September 26, 2013

/s/ Steven Brueck
Steve Brueck
Date: September 26, 2013

/s/ Sohail Khan
Sohail Khan
Date: September 26, 2013

/s/ J. James Gaynor
J. James Gaynor
Date: September 26, 2013

/s/ M. Scott Faris
M. Scott Farris
Date: September 27, 2013